UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 or15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported event): July 27, 2009

iVoice Technology, Inc.
(Exact name of registrant as specified in its chapter)

New Jersey	333-120490	20-1862731
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Highway 34, Matawan, NJ	07747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 441-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2009, the Company filed with the State of New Jersey an Amendment to the Certificate (the “Amendment”) that revised the rights of the holders of the Class B Common Stock as far as voting rights.  Prior to this amendment, each Class B Common Stock share was able to on each matter cast the number of votes equal to 100 Shares of Class A Common Stock The amendment revised these voting rights to be:

a.
Every holder of the outstanding shares of the Class B Common Stock Shares shall be entitled on each matter to cast the number of votes equal to the number of Class A Common Stock Shares that would be issued upon the conversion of the Class B Common Stock Shares held by that holder, had all of the outstanding Class B Common Stock Shares held by that holder been converted on the record date used for purposes of determining which shareholders would vote in such an election.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment to the Certificate of Incorporation dated July 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVoice Technology, Inc.
Date: August 20, 2009                                                                           By: /s/ Jerome Mahoney
         Jerome Mahoney
         President and Chief Executive Officer

INDEX OF EXHIBITS

3.1	Amendment to the Certificate of Incorporation dated July 27, 2009.